                                                                    EXHIBIT 10.5

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated effective as of October 22, 2001, by and between The Peoples Publishing Group, Inc., a Delaware corporation (the "Company"), and Matti A. Prima, an individual resident of the State of New Jersey (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to continue the employment of the Executive and the Executive wishes to accept such continued employment with the Company upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Company and the Executive agree as follows:

         1. Employment. The Company hereby employs the Executive as Senior Vice President of Sales and the Parent (as defined below) hereby employs the Executive as the Senior Vice President of Business Development, with such additional operating titles as the Chief Executive Officer of the Company (the "CEO") shall from time to time approve, and the Executive accepts such employment and agrees to perform services for the Company and its Affiliates in accordance with the requirements of the position, for the period and upon the other terms and conditions set forth in this Agreement. The term "Affiliate" as used in this Agreement shall mean any subsidiary or parent corporation of the Company and any other corporation under common control with the Company, including Peoples Educational Holdings, Inc., a Minnesota corporation, or any successor company (the "Parent").

         2. Term. Unless terminated at an earlier date in accordance with
Section 8, the initial term of the Executive's employment hereunder shall be for a period of two (2) years, commencing on the date hereof. Thereafter, the term of this Agreement shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 90 days prior to the end of the initial term or any extension term. Notwithstanding the foregoing, the terms of Sections 4.05 (Registration Rights), 5 (Confidential Information), 7 (Non-Competition), 8 (Termination), and 9 (Miscellaneous) shall survive the expiration or termination of this Agreement (whether such expiration or termination occurs as a result of the expiration of the term as provided herein, by mutual agreement, as a result of the Executive's resignation, termination by the Company with or without cause, or any other reason), and continue in full force and effect in accordance with their terms.

         3.    Position and Duties.

                  3.01 Service with Company. During the term of this Agreement, the Executive shall perform such duties for the Company and its Affiliates as the CEO (or a designate of the CEO) shall assign to him from time to time. Without limiting the generality of the foregoing, it is understood between the Company and the Executive that while the primary functions of the Executive shall relate to the Company's and its Affiliates' long-term organic sales growth, the responsibilities of the Executive may also include the coordinating the prospecting and execution of, and obtaining the financing for, acquisition transactions for the Company or the Parent consistent with the Company's and the Parent's objectives.

                  3.02 Performance of Duties. The Executive shall serve the Company and its Affiliates faithfully and to the best of his ability, and devote his full time, attention and efforts to the business and affairs of the Company and its Affiliates during normal business hours (and outside normal business hours as reasonably



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required) during the term of this Agreement. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement he shall not render or perform services for any other corporation, firm, entity or person.

         4.    Compensation.

                  4.01 Base Salary. As compensation for all services to be rendered by the Executive under this Agreement during the first 12-month period during the term of this Agreement, the Company shall pay to the Executive a base salary of $125,000, which salary shall be paid in accordance with the Company's normal payroll procedures and policies. The compensation payable to the Executive for each 12-month period following the expiration of the initial 12-month period of this Agreement shall be mutually agreed upon by the Company and the Executive prior to the commencement of each such 12-month period based on the Executive's performance, provided, however, that the base salary shall not be reduced unless there is a downward adjustment in all executive salaries of the Company. The Executive understands that executive salaries are subject to the approval of the Parent's Board of Directors.

                  4.02   Incentive Compensation.

                  (a) In addition to the base salary described in Section 4.01, the Executive shall be eligible to receive incentive compensation as set forth in the Sales Manager Incentive Plan attached hereto as Exhibit A and made part hereof. If the Executive's employment is terminated pursuant to Sections 8.01(a)(iii) or 8.01(a)(iv) hereof, or if the Executive voluntarily resigns other than for Good Reason, no such incentive compensation shall be payable for the quarter or year in which such termination or resignation occurred. If the Executive's employment is terminated pursuant to Sections 8.01(a)(i), 8.01(a)(ii) or 8.01(b) hereof, the Company shall pay the Executive a pro rated incentive bonus up through the date of termination for the quarter and year in which such termination occurred, payable promptly after the Company's and its Affiliates' audited financial statements for the quarter and year in which the termination occurred become available.

                  (b) In addition to the base salary described in Section 4.01, the Executive shall be eligible to receive for each 12-month period beginning on each October 22 and ending on October 21 of the following year (each, a "Contract Year") during the term of this Agreement, as bonus compensation, an amount equal to (a) three percent (3%) of the net proceeds to the Company of its Affiliates of any equity securities sold by the Company or its Affiliates through the efforts of the Executive during such Contract Year to raise financing for the Company or its Affiliates; and (b) one percent (1%) of the any debt financing raised by the Company or its Affiliates through the efforts of the Executive during such Contract Year; provided, however, (i) the aggregate bonus compensation payable by the Company to the Executive in any Contract Year shall be limited to and shall not exceed $25,000, and (ii) no bonus shall be payable under this Section 4.02(b) unless the debt financing is raised in furtherance of and to fund a specific acquisition or merger consummated by the Company or its Affiliates. If the Executive's employment is terminated pursuant to Sections 8.01(a)(iii) or 8.01(a)(iv) hereof, or if the Executive voluntarily resigns other than for Good Reason, no bonus compensation under this Section 4.02(b) shall be payable for the Contract Year in which such termination occurred. Otherwise, such bonus payable under this Section 4.02(b) shall be paid to the Executive within thirty (30) days of the consummation of the transaction for which the equity or debt funds were raised.

                  4.03 Participation in Benefit Plans. The Executive shall also be entitled to participate in all employee benefit plans or programs (including vacation time of not less than three weeks annually) established by the Company's Board of Directors from time to time to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Without limiting the generality of the foregoing, the Executive shall be provided with medical, disability (including long-term disability), and life



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insurance coverage to the extent it is available at a reasonable cost from reputable insurers. The Company shall pay 100% of the Executive's individual and family medical insurance coverage.

                  4.04   Registration Rights.

                  (a) Whenever the Parent proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to the Executive of its intention to do so and, upon the written request of the Executive, given within 10 business days after the Parent provides such notice (which request shall state the intended method of disposition of the Registrable Shares), the Parent shall use its best efforts to cause all shares purchased by the Executive pursuant to any Parent stock options held by the Executive (the "Registrable Shares") which the Parent has been requested by the Executive to register, to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Executive; provided, however, that the Parent shall have the right to postpone or withdraw any registration effected pursuant to this Section without obligation to the Executive. The Executive shall promptly provide to the Parent such information and representations as may be requested by the Parent for purposes of the Registration Statement, and agrees that the Parent does not have to honor the piggy-back registration rights granted in this Section if, at the time the Registration Statement becomes effective or shortly thereafter, there is in effect a Registration Statement on Form S-8 or on another Form allowing the Executive to sell the Registrable Shares.

                  (b) In connection with any registration under this Section involving an underwriting, the Parent shall not be required to include any Registrable Shares in such registration unless the Executive accept the terms of the underwriting as agreed upon between the Parent and the underwriters selected by it. If in the opinion of the managing underwriter it is desirable because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Parent shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein.

                  4.05 Expenses; Auto Allowance. The Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses (including tolls and parking, but specifically excluding purchases of gas, repairs, maintenance and insurance) incurred by him in the performance of his duties under this Agreement, and shall also pay the Executive an auto allowance for up to $600 net per month, subject to the Company's normal policies for expense verification.

         5. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement and for a period of one year thereafter the Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company or any of its Affiliates) any confidential or secret knowledge or information of the Company or any of its Affiliates which the Executive has acquired or become acquainted with or shall acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any of its Affiliates), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable), financial results or condition, business plans or projections directly or indirectly useful in any aspect of the business of the Company or any of its Affiliates, any confidential customer lists or printer or supplier lists of the Company or any of its Affiliates, any consultant, author, salaried and independent sales representative, freelance employee, employee and contractor lists of the Company or any of its Affiliates, any confidential or secret development or research work of the Company or any of its Affiliates, any lists of potential investors or acquisitions contemplated by the Company or any of its Affiliates, any plans, proposals or strategies of the Company or its Affiliates to expand, merge or engage in a business combination or relationship, or any other confidential or secret aspects of the business of the Company or any of its Affiliates. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and its Affiliates, as the case may be, acquired at great time and expense by the Company, its predecessors and its Affiliates, as the case may be, and that any disclosures or




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other use of such knowledge or information other than for the sole benefit of the Company or any of its Affiliates would be wrongful and would cause irreparable harm to the Company and its Affiliates, as the case may be. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now public or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive, and to any disclosures required by law.

         6. Ventures. If, during the term of this Agreement, the Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company or any of its Affiliates and a third party or parties, all rights in the project, program or venture, to the extent that such rights may be claimed by the Executive or the Company or any of its Affiliates, shall belong to the Company or its Affiliates, as the case may be. Except as approved by the Company's Board of Directors, the Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Executive as provided in this Agreement.

         7.    Non-Competition.

                  (a) During the term of the Executive's employment by the Company pursuant to this Agreement or otherwise, and for twelve (12) months following termination, he shall not, directly or indirectly, engage in competition with the Company or any of its Affiliates in any manner or capacity (e.g., as an adviser, consultant, principal, agent, partner, officer, director, stockholder, employee, or otherwise) in, or involving, the Test Preparation Market (as defined below), the Advanced Placement Market (as defined below), the Supplemental Market (as defined below), or any other significant new line of business which the Company or its Affiliates may pursue during the term of this Agreement.

                  "Test Preparation Market" shall mean the market consisting of the following test preparation materials intended for public and private elementary and secondary school students, whether such materials are in written, electronic, or any other media now existing or hereafter developed, including the Internet:

                           (i) generic test-taking training and materials, including practice tests, teaching to standardized national and state tests;

                           (ii)     drill and practice materials on
                                    state-specific tests, including practice tests; and

                           (iii) instructional material lessons for students on the new state curriculum standards with practice on state-mandated tests as an integral part of the lessons.

    In addition, the Test Preparation Market shall also include teacher training for the materials and tests set forth in subsections (i) - (iii) above in any form, including, but not limited to, consulting, instruction, or teacher training materials.

    The "Advanced Placement Market" shall mean the market consisting of high school and post-secondary instructional products, whether such products are in written, electronic, or any other media now existing or hereafter developed (including the Internet), that are used in an Advanced Placement or college prep instructional environment, through grade 12, and that are designed to help students and teachers meet the requirements for the various Advanced Placement course of studies as prescribed by the College Board. In addition, the Advance Placement Market shall also include teacher training for the materials set forth above in any form, including, but not limited to, consulting, instruction, or teacher training materials.

    The "Supplemental Market" shall mean the market consisting of pre-K-12 instructional materials, whether such materials are in written, electronic, or any other media now existing or hereafter developed (including the Internet), that are used in private or public schools and intended for student or teacher use with students and consisting of a



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wide array of educational materials that support or supplement basal textbooks and other core curriculum areas. These materials include, but are not limited to, workbooks and worktexts in paper or case, manipulatives, CD's, videos, film, software, and products designed to provide web-based instruction using the internet. In addition, the Supplemental Market shall also include teacher training for the materials set forth above in any form, including, but not limited to, consulting, instruction, or teacher training materials.

                  (b) The obligations of the Executive under Section 7(a) shall apply to a territory consisting of the entire United States and shall also apply to the U.S. Department of Education schools located in foreign countries for children whose parents are stationed or work in those foreign countries in U.S. government service.

                  (c) For a period of twelve (12) months following the termination of the Executive's employment hereunder, the Executive will not, on behalf of himself or on behalf of any other person, firm or corporation, (i) call on any of the customers or identified customer prospects of the Company or any of its Affiliates, for the purpose of soliciting or providing to any said customers or prospective customers any products or services competitive to the products and services of the Company or any of its Affiliates, nor will he in any way divert or take away any customer of the Company or its Affiliates; or
(ii) call on any investor or acquisition/merger candidate identified by the Company or its Affiliates, whether pursuant to this Agreement or otherwise.

                  (d) During the term of this Agreement, the Executive shall not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Executive, either directly or indirectly; and in particular the Executive shall not, directly or indirectly, induce any employee of the Company or any of its Affiliates to carry out, directly or indirectly, any such activity.

                  (e) For a period of twelve (12) months following the termination of the Executive's employment hereunder, the Executive will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person, firm or corporation that they employ or solicit for employment or contract/consulting relationship any employee, consultant, independent contractor or sales representative of the Company or any of its Affiliates.

                  (f) Except as set forth in Section 8.01, during the term of this noncompetition covenant which follows the termination of the Executive's employment by the Company, the Company shall pay to the Executive, as consideration for such covenant, an amount equal to 70% of the Executive's annual base salary at the time of termination of employment, which amount shall be payable to the Executive on a monthly basis in advance. However, if the Executive becomes employed with another corporation or entity or as a sole proprietor during the term of his noncompetition covenant which follows the termination of the Executive's employment by the Company, the Company shall only be obligated to pay to the Executive, as consideration for such covenant, an amount equal to 30% of the Executive's annual base salary at the time of termination of employment, which amount shall be payable to the Executive on a monthly basis. In either case, the Company may, upon 30 days written notice to the Executive, terminate its obligation to make such payments to the Executive and, in such event, this noncompetition covenant shall terminate as of the end of such 30-day period. The Executive shall not be entitled to any of the payments or benefits set forth in Section 4 during the period during which the Company pays the Executive as provided in this Section 7(f).

                  (g) Ownership by the Executive, as a passive investment, of less than five percent (5%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7.

         8.    Termination.



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                  8.01   Termination.

                  (a) This Agreement shall terminate prior to the expiration of the initial term set forth in Section 2 or of any extension thereof and neither the Company nor any of its Affiliates shall be obligated to make any further payments or to provide any benefits (except up to the date of termination) to the Executive in the event that at any time during such initial term or any extension thereof:

                      (i) Executive shall die, or

                      (ii) Executive shall become disabled in accordance with
         Section 8.02, or

                      (iii) Executive has breached the provisions of Sections 5 or 7 of this Agreement in any material respect, or

                      (iv) Executive is terminated for "cause," which means (A) the Executive's violation of a specific written reasonable direction from the CEO or the Board of Directors of the Company or the Parent or
         (B) the Executive's failure or refusal to perform duties in accordance with this Agreement; provided, however, no termination shall be for cause under subsection (A) or (B) unless the Executive shall have first received written notice from the CEO advising the Executive of the act or omission that constitutes cause and such act or omission continues after the Executive's receipt of such notice for at least a period of time that would have allowed the Executive to correct such act or omission or (C) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company or its Affiliates, or (D) the willful engaging by the Executive in illegal conduct that is materially and demonstrably injurious to the Company or its Affiliates. For the purposes of this section, no act, or failure to act, on the Executive's part shall be considered "dishonest," "willful" or "deliberate" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in, or not opposed to, the best interest of the Company or its Affiliates. Any act, or failure to act, based upon authority given by the CEO or pursuant to a resolution duly adopted by the Board of the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interest of the Company and its Affiliates.

Notwithstanding any termination of this Agreement pursuant to this Section 8.01, the Executive and the Company, in consideration of their respective rights and obligations as set forth in this Agreement, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive's employment.

                  (b) If the Company terminates the Executive prior to the expiration of the initial or an extension term of this Agreement for reasons other than set forth in Sections 8.01(a)(i)-(iv) or if the Executive terminates this Agreement for Good Reason (as defined below), the Company shall pay the Executive his salary and benefits through the date of termination, and:

                      (i) the Company shall be obligated to pay to the Executive 70% of his monthly base salary (as calculated below) for an aggregate period of twelve (12) months from the date of termination or the remainder of the term of this Agreement, whichever is shorter. Such amount shall be payable by the Company on a monthly basis. The Executive shall not be entitled to any of the payments or benefits set forth in Section 4 during the period during which the Company pays the Executive as provided in this Subsection (b)(i). For purposes of this subsection only, the Executive's monthly base salary shall be calculated by dividing (A) an amount equal to the Executive's annual salary at the time of termination, by (B) twelve (12); and



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                      (ii) the Executive shall remain bound by the provisions of
         Section 7 in accordance with the terms thereof during the payment period set forth in Subsection (b)(i) immediately above, and the Company shall not be obligated to pay the Executive the amounts set forth in 7(f) in consideration therefore. Notwithstanding the foregoing, if the period of the required payments under Subsection 8.01(b)(i) above is less than twelve (12) months, the Executive shall be bound by the provisions of Section 7 of this Agreement for such additional number of months which, when added to the number of months the Company is required to pay the Executive under Subsection
         8.01(b)(i) above, equals an aggregate of twelve (12) months, provided that the Company pays the Executive the amounts set forth in Section 7(f) of this Agreement for such additional months.

                  "Good Reason" shall mean the Company's material breach of its obligations or undertakings as set forth in this Agreement, provided, however, that no termination shall be for Good Reason unless the Company shall have first received written notice from the Executive advising the Company of the specific nature of the breach that constitutes the basis for the termination for Good Reason by the Executive and such material breach continues after the Company's receipt of such notice for at least a period of time that would have allowed the Company to correct such material breach.

                  (c) If the Executive resigns prior to the expiration of the initial or an extension term of this Agreement other than for Good Reason, the Company shall be obligated to pay the Executive his salary and benefits through the date of resignation. Thereafter, no salary, bonus or any other benefits or amounts shall be payable by the Company to the Executive. In the event the Executive resigns, the provisions of Section 7 shall continue to apply.

                  8.02 "Disability" Defined. The Board of Directors of the Company or Parent may determine that the Executive has become disabled, for the purpose of this Agreement, in the event that the Executive shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement for a period of 180 consecutive days and on the date of determination continues to be so disabled. The existence or nonexistence of grounds for termination of this Agreement for any reason under Section 8.01(a)(ii) shall be determined in good faith by the Board of Directors of the Company or Parent after notice in writing given to the Executive at least 30 days prior to such determination. During such 30-day period, the Executive shall be permitted to make a presentation to the Board of Directors for its consideration.

                  8.03 Surrender of Records and Property. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, manuscripts, publishing proposals from authors or employees, memoranda, notes, notebooks, reports, data, tables, calculations, lists of investors or acquisition/merger candidates, computer files, financial statements or records, budgets or business plans or copies thereof, which are the property of the Company or any of its Affiliates or which relate in any way to the business, products, practices or techniques of the Company or any of its Affiliates, and all other property, trade secrets and confidential information of the Company or any of its Affiliates, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company or any of its Affiliates, which in any of these cases are in his possession or under his control.

         9.    Miscellaneous.

                  9.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  9.02 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter (including the Employment Agreement, dated October 21, 1999, between the Parent and the Executive), and



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the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  9.03 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  9.04 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                  9.05 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

                  9.06 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waive and shall not constitute a waiver of such term of condition for the future or as to any act other than that specifically waived.

                  9.07 Injunctive Relief. The Executive agrees that it would be difficult to compensate the Company or its Affiliates fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 7, and 8.03. Accordingly, the Executive specifically agrees that the Company and its Affiliates shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company and its Affiliates to claim and recover damages in addition to injunctive relief.

                  9.08 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.


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

         IN WITNESS WHEREOF, the parties have hereunto set their hands, intending to be legally bound, as of the date first above written.

                                     THE PEOPLES PUBLISHING GROUP, INC.


                                     By:   /s/ James J. Peoples
                                        -------------------------------------
                                              Its:  Chief Executive Officer


                                           /s/ Matti A. Prima
                                     ----------------------------------------
                                              Matti A. Prima

ACCEPTED AND AGREED
this 22nd day of October, 2001

PEOPLES EDUCATIONAL HOLDINGS, INC.



By: /s/ James J. Peoples
   ----------------------------------------
      Its: Chief Executive Officer



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